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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CMGI, Inc.:

We consent to incorporation by reference in the registration statements
No. 333-71863, No. 333-90587 and No. 333-93005 on Form S-3 and No. 33-86742,
No. 333-06745, No. 333-91117, No. 333-93189, No. 333-94479, No. 333-94645,
No. 333-95977, No. 333-33864, No. 333-52636 and No. 333-5732 on Form S-8 of
CMGI, Inc. of our report dated September 25, 2001, except as to Note 22, which as of October 29, 2001, relating to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 2001, and of our report dated September 25, 2001 relating to the consolidated financial statement schedule, which reports appear in the July 31, 2001 annual report on Form 10-K of CMGI, Inc.

                                                    /s/ KPMG
                                                  --------------

Boston, Massachusetts
October 29, 2001